Exhibit 10.1

THIS FIRST AMENDMENT, dated as of January 8, 2024 (this “Amendment”), to that certain Agreement and Plan of Merger dated as of December 11, 2023 (as amended hereby, the “Merger Agreement”; and all defined terms used herein that are not otherwise defined herein shall have the meanings set forth in the Merger Agreement), is entered into by and among Aditxt, Inc., a Delaware corporation (“Parent”), Adicure, Inc., a Delaware corporation (“Merger Sub”) and Evofem Biosciences, Inc., a Delaware corporation (the Company”, and, together with Parent and Merger Sub, the “Parties” and each, a “Party”).

WHEREAS, the Parties desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration for the promises contained herein and the mutual obligations of the Parties, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article 1. Amendments.

Section 1.1 The first sentence of Section 6.5(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“The Company and Parent shall cooperate in preparing and shall cause to be filed with the SEC, on or before February 14, 2024, a mutually acceptable Joint Proxy Statement relating to the matters to be submitted to the holders of Company Common Stock at the Company Shareholders Meeting and the holders of Parent Common Stock at the Parent Shareholders Meeting, which will set forth the Merger Consideration and Exchange Ratio as finally determined pursuant to Section 3.1, and Parent shall prepare and file with the SEC the Registration Statement (of which the Joint Proxy Statement will be a part).”

Article 2. Miscellaneous.

Section 2.1 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 2.2 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Merger Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Merger Agreement are ratified and confirmed and shall continue in full force and effect. The Parties agree that the Merger Agreement shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 2.3 Entire Agreement. This Amendment, the Merger Agreement and such other agreements, documents and instruments referred to in Section 9.6(a) of the Merger Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 2.4 Miscellaneous. The terms and provisions of Article IX of the Merger Agreement (other than Section 9.6(a), which Section 2.3 of this Amendment above replaces for purposes of this Amendment) are incorporated herein by reference as if set forth herein and shall apply mutatis mutandis to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	CEO

Adicure, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	CEO

Evofem Biosciences, Inc.

By:	/s/ Saundra Pelletier
Name:	Saundra Pelletier
Title:	Chief Executive Officer

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